Exhibit 4.2






                              ALABAMA POWER COMPANY

                                       TO

                            THE CHASE MANHATTAN BANK,
                                    TRUSTEE.






                          FIFTH SUPPLEMENTAL INDENTURE

                         DATED AS OF SEPTEMBER 17, 1998






                                  $100,000,000


                           SERIES E 6.25% SENIOR NOTES

                             DUE SEPTEMBER 30, 2010






                               TABLE OF CONTENTS1
                                                                                                               PAGE
                                           ARTICLE 1Series E Senior Notes.........................................4

SECTION 101.  Establishment.......................................................................................4

SECTION 102.  Definitions.........................................................................................4

SECTION 103.  Payment of Principal and Interest...................................................................5

SECTION 104.  Denominations.......................................................................................5

SECTION 105.  Global Securities...................................................................................5

SECTION 106.  Transfer............................................................................................6

SECTION 107.  Redemption at the Company's Option..................................................................6

SECTION 108.  Redemption at the Holder's Option...................................................................7

                                        ARTICLE 2Special Insurance Provisions.....................................9

SECTION 201.  Supplemental Indentures.............................................................................9

SECTION 202.  Events of Default and Remedies......................................................................9

SECTION 203.  Insurance Policy Payment Procedures.................................................................9

SECTION 204.  Application of Term "Outstanding" to Series E Notes................................................11

SECTION 205.  Insurer as Third Party Beneficiary.................................................................11

SECTION 206.  Notices............................................................................................11

SECTION 207.  Concerning the Special Insurance Provisions........................................................11

SECTION 208.  Amendments or Supplements..........................................................................11





                                          ARTICLE 3Miscellaneous Provisions......................................12

SECTION 301.  Recitals by Company................................................................................12

SECTION 302.  Ratification and Incorporation of Original Indenture...............................................12

SECTION 303.  Executed in Counterparts...........................................................................12



                  THIS FIFTH SUPPLEMENTAL INDENTURE is made as of the 17th day of September, 1998, by and between ALABAMA POWER COMPANY, an Alabama corporation, 600 North 18th Street, Birmingham, Alabama 35291 (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, 450 West 33rd Street, New York, New York 10001 (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of December 1, 1997 (the "Original Indenture"), with the Trustee, as supplemented by a First Supplemental Indenture, dated as of December 12, 1997 (the "First Supplemental Indenture"), a Second Supplemental Indenture dated as of February 26, 1998 (the "Second Supplemental Indenture"), a Third Supplemental Indenture, dated as of April 23, 1998 (the "Third Supplemental Indenture"), and a Fourth Supplemental Indenture, dated as of August 19, 1998 (the "Fourth Supplemental Indenture");

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as supplemented by this Fifth Supplemental Indenture, is herein called the "Indenture";

                  WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

                  WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;

                  WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

                  WHEREAS, all conditions necessary to authorize the execution and delivery of this Fifth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                              Series E Senior Notes

         . There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company's Series E 6.25% Senior Notes due September 30, 2010 (the "Series E Notes").

         There are to be authenticated and delivered $100,000,000 principal amount of Series E Notes, and no further Series E Notes shall be authenticated and delivered except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series E Notes shall be issued in definitive fully registered form.

         The Series E Notes shall be issued in the form of one Global Security in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Series E Notes shall be The Depository Trust Company.

         The form of the Trustee's Certificate of Authentication for the Series E Notes shall be in substantially the form set forth in Exhibit B hereto.

         Each Series E Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

         . The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Insurance Paying Agent" means State Street Bank and Trust Company, N.A., New York, New York, or any successor thereto, as the Fiscal Agent under the Policy.

         "Insurer" means MBIA Insurance Corporation, a New York-domiciled stock insurance corporation.

         "Interest Payment Dates" means March 31, June 30, September 30, and December 31 of each year.

         "Original Issue Date" means September 17, 1998.

         "Policy" means the financial guaranty insurance policy issued by the Insurer with respect to regularly scheduled payments due for principal of and interest on the Series E Notes as provided in such policy.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date.

         "Stated Maturity" means September 30, 2010.

         . The principal of the Series E Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series E Notes shall bear interest at the rate of 6.25% per annum until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series E Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series E Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series E Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series E Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         Payments of interest on the Series E Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series E Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series E Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

         Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Series E Notes shall be made upon surrender of the Series E Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series E Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

         . The Series E Notes may be issued in the denominations of $1,000, or any integral multiple thereof.

         . The Series E Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series E Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series E Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series E Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

         A Global Security shall be exchangeable for Series E Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series E Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series E Notes registered in such names as the Depositary shall direct.

         . No service charge will be made for any transfer or exchange of Series E Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Company shall not be required (a) to issue, transfer or exchange any Series E Notes except to the Insurer during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice pursuant to Section 1104 of the Original Indenture identifying the serial numbers of the Series E Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Series E Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series E Note redeemed in part.

         . The Series E Notes shall be subject to redemption at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time on or after September 17, 2002, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date.

         In the event of redemption of the Series E Notes in part only, a new Series E Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

         The Series E Notes will not have a sinking fund.

         Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

         Any redemption of less than all of the Series E Notes shall, with respect to the principal thereof, be divisible by $1,000.

         . For purposes of this Section 108, a "Beneficial Owner" means the Person who has the right to sell, transfer or otherwise dispose of an interest in a Series E Note and the right to receive the proceeds therefrom, as well as the interest and principal payable to the Holder thereof. In general, a determination of beneficial ownership in the Series E Notes will be subject to the rules, regulations and procedures governing the Depositary and institutions that have accounts with the Depositary or a nominee thereof ("Participants").

         Unless the Series E Notes have been declared due and payable prior to their maturity by reason of an Event of Default, the Representative (as hereinafter defined) of a deceased Beneficial Owner has the right to request redemption prior to Stated Maturity of all or part of his interest, expressed in integral multiples of $1,000 principal amount, in the Series E Notes, and the Company will redeem the same subject to the limitations that the Company will not be obligated to redeem, during the period from the Original Issue Date through and including October 1, 1999 (the "Initial Period"), and during any twelve-month period which ends on and includes each October 1 thereafter (each such twelve-month period being hereinafter referred to as a "Subsequent Period"), (i) on behalf of a deceased Beneficial Owner any interest in the Series E Notes which exceeds an aggregate principal amount of $25,000 or (ii) interests in the Series E Notes in an aggregate principal amount exceeding $2,000,000. A request for redemption may be initiated by the Representative of a deceased Beneficial Owner at any time and in any principal amount in integral multiples of $1,000. If the Company, although not obligated to do so, chooses to redeem interests of any deceased Beneficial Owner in the Series E Notes in the Initial Period or any Subsequent Period in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation for any deceased Beneficial Owner, shall not be included in the computation of the $2,000,000 limitation for such Initial Period or such Subsequent Period, as the case may be, or for any succeeding Subsequent Period.

         Subject to the $25,000 and $2,000,000 limitations, the Company will, after the death of any Beneficial Owner, redeem the interest of such Beneficial Owner in the Series E Notes within 60 days following receipt by the Trustee of a Redemption Request (as herein defined). If Redemption Requests exceed the aggregate principal amount of interests in Series E Notes required to be redeemed during the Initial Period or during any Subsequent Period, then such excess Redemption Requests will be applied in the order received by the Trustee to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests.

         A request for redemption of an interest in the Series E Notes may be initiated by the personal representative or other Person authorized to represent the estate of the deceased Beneficial Owner or from a surviving joint tenant(s) or tenant(s) by the entirety (each, a "Representative"). The Representative shall deliver a request to the Participant through whom the deceased Beneficial Owner owned such interest, in form satisfactory to the Participant, together with evidence of the death of the Beneficial Owner, evidence of the authority of the Representative satisfactory to the Participant, such waivers, notices or certificates as may be required under applicable state or federal law and such other evidence of the right to such redemption as the Participant shall require. The request shall specify the principal amount of the interest in the Series E Notes to be redeemed. The Participant shall thereupon deliver to the Depositary a request for redemption substantially in the form attached as Exhibit C hereto (a "Redemption Request"), accompanied by the documents submitted to the Participant as above provided, and the Depositary will forward the same to the Trustee. Documents accompanying Redemption Requests shall be in form satisfactory to the Company. The Trustee may conclusively assume, without independent investigation, that the statements contained in each Redemption Request are true and correct and shall have no responsibility for reviewing any documents accompanying a Redemption Request or for determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Series E Note to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner.

         The price to be paid by the Company for interests in the Series E Notes to be redeemed pursuant to a Redemption Request is 100% of the principal amount thereof plus accrued but unpaid interest to the date of payment. Subject to arrangements with the Depositary, payment for interests in the Series E Notes which are to be redeemed shall be made to the Depositary upon presentation of Series E Notes to the Trustee for redemption in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depositary which are to be fulfilled in connection with such payment. The principal amount of any Series E Notes acquired or redeemed by the Company other than by redemption at the option of any Representative of a deceased Beneficial Owner pursuant to this Section 108 shall not be included in the computation of either the $25,000 or the $2,000,000 limitation for the Initial Period or for any Subsequent Period.

         For purposes of this Section 108, an interest in a Series E Note held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a Person who, during his lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the Series E Notes will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Company. Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other similar joint ownership arrangements, including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one Person has substantially all of the rights of a Beneficial Owner during such Person's lifetime.

         In the case of any Redemption Request which is presented pursuant to this Section 108 and which has not been fulfilled at the time the Company gives notice of its election to redeem Series

E Notes pursuant to Section 107 hereof, such interest or portion thereof shall not be subject to redemption pursuant to such Section 107, but shall remain subject to redemption pursuant to this Section 108.

         Subject to the provisions of the immediately preceding sentence, any Redemption Request may be withdrawn by the Person(s) presenting the same upon delivery of a written request for such withdrawal given by the Depositary to the Trustee prior to payment of such Redemption Request.

         During such time or times as, in accordance with Section 105 hereof, the Series E Notes are not represented by a Global Security and are issued in definitive form, all references in this Section 108 to Participants and the Depositary, including the Depositary's governing rules, regulations and procedures shall be deemed deleted, all determinations which under this Section 108 the Participants are required to make shall be made by the Company (including, without limitation, determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Series E Note to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner), all redemption requests, to be effective, shall be delivered by the Representative to the Trustee, with a copy to the Company, and shall be in the form of a Redemption Request (with appropriate changes to reflect the fact that such Redemption Request is being executed by a Representative) and, in addition to all documents that are otherwise required to accompany a Redemption Request, shall be accompanied by the Series E Note that is the subject of such request.


                                    ARTICLE 2

                          Special Insurance Provisions

        . The consent of the Insurer shall be required with respect to any indenture or indentures supplemental to the Original Indenture requiring the consent of the Holders of the Series E Notes pursuant to Section 902 of the Original Indenture.

        . Subject to Section 107 of the Original Indenture and to the Trust Indenture Act, including, without limitation, Sections 316(a)(1) and 317(a) thereof, if an Event of Default with respect to the Series E Notes occurs and is continuing, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of the Series E Notes or the Trustee for the benefit of the Holders of the Series E Notes under the Indenture, including, without limitation, (i) the right to accelerate the principal of the Series E Notes as provided in Section 502 of the Original Indenture, and (ii) the right to annul any such declaration of acceleration, and the Insurer shall also be entitled to approve any waiver of an Event of Default with respect to the Series E Notes, the obligation of the Trustee to comply with any such direction to be subject to compliance with the conditions set forth in Sections 512 and 603(e) of the Original Indenture (as if references in those Sections to Holders were references to the Insurer) and the protections provided to the Trustee by Section 601(c)(3) of the Original Indenture shall be applicable with respect to any direction from the Insurer given pursuant hereto (as if references in said Section to Holders were references to the Insurer).

        . (a) If the Trustee does not have sufficient funds for any payment of principal or interest on the due date or if the Trustee has notice that any Holder has been required to disgorge payments of principal or interest on the Series E Notes to a trustee in bankruptcy or creditors or others pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such Holder within the meaning of any applicable bankruptcy laws, then the Trustee shall notify the Insurer or its designee of such fact by telephone or telegraphic notice, confirmed in writing by registered or certified mail.

         (b) The Trustee is hereby irrevocably designated, appointed, directed and authorized to act as attorney-in-fact for Holders of the Series E Notes as follows:

                  1. If and to the extent there is a deficiency in amounts required to pay interest on the Series E Notes, the Trustee shall (a) execute and deliver to the Insurance Paying Agent, in form satisfactory to the Insurance Paying Agent, an instrument appointing the Insurer as agent for such Holders in any legal proceeding related to the payment of such interest and an assignment to the Insurer of the claims for interest to which such deficiency relates and which are paid by the Insurer, (b) receive as designee of the respective Holders (and not as Trustee) in accordance with the tenor of the Policy payment from the Insurance Paying Agent with respect to the claims for interest so assigned, and (c) disburse the same to such respective Holders; and

                  2. If and to the extent of a deficiency in amounts required to pay principal of the Series E Notes, the Trustee shall (a) execute and deliver to the Insurance Paying Agent in form satisfactory to the Insurance Paying Agent an instrument appointing the Insurer as agent for such Holders in any legal proceeding relating to the payment of such principal and an assignment to the Insurer of any of the Series E Notes surrendered to the Insurance Paying Agent to the extent of the principal amount thereof as has not previously been paid or for which moneys are not held by the Trustee and available for such payment (but such assignment shall be delivered only if payment from the Insurance Paying Agent is received), (b) receive as designee of the respective Holders (and not as Trustee) in accordance with the tenor of the Policy payment therefor from the Insurance Paying Agent, and (c) disburse the same to such Holders.

         (c) Payments with respect to claims for interest on and principal of Series E Notes disbursed by the Trustee from proceeds of the Policy shall not be considered to discharge the obligation of the Company with respect to such Series E Notes, and the Insurer shall become the owner of such unpaid Series E Note and claims for the interest thereon in accordance with the tenor of the assignment made to it under the provisions of this subsection or otherwise.

         (d) Irrespective of whether any such assignment is executed and delivered, the Company and the Trustee hereby agree for the benefit of the Insurer that,

                  1. They recognize that to the extent the Insurer makes payments, directly or indirectly (as by paying through the Trustee), on account of principal of or interest on the Series E Notes, the Insurer will be subrogated to the rights of such Holders to receive the amount of such principal and interest from the Company, with interest thereon as provided and solely from the sources stated in the Indenture and the Series E Notes; and

                  2. They will accordingly pay to the Insurer the amount of such principal and interest (including principal and interest recovered under subparagraph (ii) of the first paragraph of the Policy, which principal and interest shall be deemed past due and not to have been paid), with interest thereon as provided in the Indenture and the Series E Note, but only from the sources and in the manner provided herein for the payment of principal of and interest on the Series E Notes to Holders, and will otherwise treat the Insurer as the owner of such rights to the extent of the amount of such principal and interest.

        . In the event that the principal and/or interest due on the Series E Notes shall be paid by the Insurer pursuant to the Policy, the Series E Notes shall remain Outstanding for all purposes of the Indenture, not be considered defeased or otherwise satisfied and not be considered paid by the Company, and the Indenture and all covenants, agreements and other obligations of the Company to the Holders of the Series E Notes shall continue to exist and such covenants, agreements and other obligations shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such Holders to the extent of each such payment.

        . To the extent that the Indenture confers upon or gives or grants to the Insurer any right, remedy or claim under or by reason of the Indenture, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder.

        . Any notice that is required to be given to a Holder of the Series E Note or to the Trustee pursuant to the Indenture shall also be provided to the Insurer. All notices required to be given to the Insurer under the Indenture shall be in writing and shall be sent by registered or certified mail addressed to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504,
Attention: Surveillance.

        . The provisions of this Article 2 shall apply notwithstanding anything in the Indenture to the contrary, but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder.

         . The Trustee, in determining whether any amendments or supplements to the Indenture may be made without the consent of the Holders, or in determining whether any action should be taken, shall consider the effect of such action on the rights of the Holders as if the Policy were not in effect.

                                    ARTICLE 3

                            Miscellaneous Provisions

         . The recitals in this Fifth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series E Notes and of this Fifth Supplemental Indenture as fully and with like effect as if set forth herein in full.

         . As heretofore supplemented and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and this Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         . This Fifth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.



ATTEST:                                     ALABAMA POWER COMPANY




By:                                        By:
         Patricia B. Southerland           William B. Hutchins, III
         Assistant Secretary                        Executive Vice President,
                                                    Chief Financial Officer and
                                                    Treasurer




ATTEST:                                   THE CHASE MANHATTAN BANK, as Trustee



By:                                                  By:
         Senior Trust Officer                             Senior Trust Officer

                                    EXHIBIT A

                              FORM OF SERIES E NOTE


NO. __                                                     CUSIP NO. 010392DH8


                              ALABAMA POWER COMPANY
                           SERIES E 6.25% SENIOR NOTE
                             DUE SEPTEMBER 30, 2010


         ------------------------------------ -----------------------------------------------------------------------
         Principal Amount:                    $_____________
         ------------------------------------ -----------------------------------------------------------------------
         ------------------------------------ -----------------------------------------------------------------------
         Regular Record Date:                 15th calendar day prior to Interest Payment Date
         ------------------------------------ -----------------------------------------------------------------------
         ------------------------------------ -----------------------------------------------------------------------
         Original Issue Date:                 September 17, 1998
         ------------------------------------ -----------------------------------------------------------------------
         ------------------------------------ -----------------------------------------------------------------------
         Stated Maturity:                     September 30, 2010
         ------------------------------------ -----------------------------------------------------------------------
         ------------------------------------ -----------------------------------------------------------------------
         Interest Payment Dates:              March 31, June 30, September 30 and December 31
         ------------------------------------ -----------------------------------------------------------------------
         ------------------------------------ -----------------------------------------------------------------------
         Interest Rate:                       6.25% per annum
         ------------------------------------ -----------------------------------------------------------------------
         ------------------------------------ -----------------------------------------------------------------------
         Authorized Denomination:             $1,000
         ------------------------------------ -----------------------------------------------------------------------
         ------------------------------------ -----------------------------------------------------------------------
         Initial Redemption Date:             September 17, 2002
         ------------------------------------ -----------------------------------------------------------------------




         Alabama Power Company, an Alabama corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________________________________________, or registered assigns, the principal sum of _________ DOLLARS ($__________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on December 31, 1998, and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

         Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

         Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the Series E Notes shall be made upon surrender of the Series E Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series E Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                                     ALABAMA POWER COMPANY



                                                     By:
                                                              Vice President

Attest:



Assistant Secretary



                  {Seal of ALABAMA POWER COMPANY appears here}

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Notes referred to in the within-mentioned Indenture.

                                                     THE CHASE MANHATTAN BANK,
                                   as Trustee


                                                     By:
                                                              Authorized Officer

                             (Reverse Side of Note)


         This Note is one of a duly authorized issue of Senior Notes of the Company (the "Notes"), issued and issuable in one or more series under a Senior
Note Indenture, dated as of December 1, 1997, as supplemented (the "Indenture"), between the Company and The Chase Manhattan Bank, Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series E 6.25% Senior Notes due September 30, 2010 (the "Series E Notes") in the aggregate principal amount of up to $100,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note at any time on or after September 17, 2002 at the option of the Company, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date.

         In addition, at the option of any deceased Beneficial Owner's Representative, interests in the Series E Notes are redeemable at 100% of their principal amount, plus accrued interest, subject to certain limitations provided in the Indenture.

         In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The Notes will not have a sinking fund.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

         This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                             STATEMENT OF INSURANCE

         MBIA Insurance Corporation (the "Insurer") has issued a financial guaranty insurance policy (the "Policy") containing the following provisions, such policy being on file at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001.

         The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, hereby unconditionally and irrevocably guarantees to any owner, as hereinafter defined, of the following described obligations, the full and complete payment required to be made by or on behalf of the Company to The Chase Manhattan Bank or its successor (the "Paying Agent") of an amount equal to (i) the principal of (at the stated maturity) and interest on, the Obligations (as that term is defined below) as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts." "Obligations" shall mean:

                                                   $100,000,000
                              ALABAMA POWER COMPANY
                           SERIES E 6.25% SENIOR NOTES
                             DUE SEPTEMBER 30, 2010

         Upon receipt of telephonic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Insurer from the Paying Agent or any owner of an Obligation the payment of an Insured Amount for which is then due, that such required payment has not been made, the Insurer on the due date of such payment or within one Business Day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with State Street Bank and Trust Company, N.A., in New York, New York, or its successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or presentment of such other proof of ownership of the Obligations, together with any appropriate instruments of assignment to evidence the assignment of the Insured Amounts due on the Obligations as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for such owners of the Obligations in any legal proceeding related to payment of Insured Amounts on the Obligations, such instrument being in a form satisfactory to State Street Bank and Trust Company, N.A., State Street Bank and Trust Company, N.A. shall disburse to such owners or the Paying Agent payment of the Insured Amounts due on such Obligations, less any amount held by the Paying Agent for the payment of such Insured Amounts and legally available therefor. The Policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation.

         As used herein, the term "owner" shall mean the registered owner of any Obligation as indicated in the books maintained by the Paying Agent, the Company or any designee of the Company for such purpose. The term owner shall not include the Company or any party whose agreement with the Company constitutes the underlying security for the Obligations.

         Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504 and such service of process shall be valid and binding.

         This policy is non-cancellable for any reason. The premium on this policy is not refundable for any reason including the payment prior to maturity of the Obligations.

         The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                                                  MBIA Insurance Corporation

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in            UNIF GIFT MIN ACT- _______ Custodian ________
                  common                             (Cust)             (Minor)
TEN ENT- as tenants by the
                  entireties               under Uniform Gifts to
 JT TEN- as joint tenants                       Minors Act
                  with right of
                  survivorship and              ________________________
                  not as tenants                         (State)
                  in common
                    Additional abbreviations may also be used
                          though not on the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee) PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE


the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                    EXHIBIT B


                          CERTIFICATE OF AUTHENTICATION


         This is one of the Senior Notes referred to in the within-mentioned Indenture.

                                                     THE CHASE MANHATTAN BANK,
                                   as Trustee


                                                     By:
                                                              Authorized Officer

                                    EXHIBIT C
                         FORM OF REQUEST FOR REDEMPTION
                              Alabama Power Company
                           Series E 6.25% Senior Notes
                             due September 30, 2010
                               CUSIP No. 010392DH8

         The undersigned Participant does hereby certify, pursuant to Section 108 of the Fifth Supplemental Indenture dated as of September 17, 1998 to the Indenture dated as of December 1, 1997 between Alabama Power Company (the "Company") and The Chase Manhattan Bank, as trustee (the "Trustee"), to the Company and the Trustee that:
                  1.       [Name of deceased Beneficial Owner] is deceased.
                  2. [Name of deceased Beneficial Owner] had a $___________ interest in the Company's Series E 6.25% Senior Notes due September 30, 2010 (the "Series E Senior Notes").
                  3. [Name of Representative] is [Beneficial Owner's personal representative/ other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/ surviving tenant by the entirety] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for redemption in form satisfactory to the undersigned, requesting that $_______ [$1,000 or an integral multiple thereof] be redeemed pursuant to said
Section 108. Such request and the documents accompanying such request, all of which are satisfactory to the undersigned, are delivered herewith.
                  4. [Name of Participant] holds the interest in the Series E Senior Notes with respect to which this Request for Redemption is being made on behalf of [Name of deceased Beneficial Owner].

         IN WITNESS WHEREOF, the undersigned has executed this Request for Redemption as of _______________,
------.

                                               [Name of Participant]


                                               By:
                                               Name:
                                               Title:


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    1This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.